Exhibit 99

FOR IMMEDIATE RELEASE

Marine Products Corporation Announces
Second Quarter 2015 Share Repurchases

ATLANTA, July 1, 2015 - Marine Products Corporation (NYSE: MPX) announced today that during the second quarter of 2015 it purchased 172,693 shares under its share repurchase program.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive, jet drive and outboard pleasure boats, and Robalo offshore sport fishing boats. The Company continues to diversify its product lines through product innovation and is prepared to consider strategic acquisition targets. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information contact:.

BEN M. PALMER

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@marineproductscorp.com